As filed with the Securities and Exchange Commission on November 21, 2016

Registration Nos. 333-209453; 333-202261;

333-194683; 333-192996; 333-187576;

333-185444

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement (No. 333-209453)

Form S-8 Registration Statement (No. 333-202261)

Form S-8 Registration Statement (No. 333-194683)

Form S-8 Registration Statement (No. 333-192996)

Form S-8 Registration Statement (No. 333-187576)

Form S-8 Registration Statement (No. 333-185444)

UNDER THE SECURITIES ACT OF 1933

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	02-0781046
(State of Incorporation)	(I.R.S. Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(650) 638-1028

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SolarCity Corporation 2012 Equity Incentive Plan

Zep Solar, Inc. 2010 Equity Incentive Plan

SolarCity Corporation 2007 Stock Plan

SolarCity Corporation 2012 Employee Stock Purchase Plan

(Full titles of the plans)

Seth Weissman

Executive Vice President, General Counsel and Secretary

3055 Clearview Way

San Mateo, California 94402

(Name and Address of Agent for Service)

(650) 638-1028

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Thomas J. Ivey

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, California 94301

(650) 470-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

On November 21, 2016, pursuant to the Agreement and Plan of Merger, dated July 31, 2016, among Tesla Motors, Inc. (“Tesla”), SolarCity Corporation (“SolarCity”) and D Subsidiary, Inc., a wholly owned subsidiary of Tesla (“Merger Sub”), Merger Sub merged with and into SolarCity (the “Merger”), with SolarCity surviving the Merger as a wholly owned subsidiary of Tesla.

The Registrant, defined as SolarCity, previously registered shares of the Registrant’s common stock, $0.0001 par value per share, under the below referenced Registration Statements on Form S-8 (the “Registration Statements”) concerning shares issuable or issued under certain employee benefit and equity plans and agreements. As a result of the consummation of the Merger, the Registrant has terminated all offerings of its securities pursuant to the below referenced Registration Statements. In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration all securities of the Registrant registered pursuant to the Registration Statements that remain unsold as of the date hereof.

Registration No.	Date Filed With the SEC	Name of Equity Plan	Number of Shares of Common Stock Originally Registered
333-209453	2/10/2016	SolarCity Corporation 2012 Equity Incentive Plan	3,914,544
333-202261	2/24/2015	SolarCity Corporation 2012 Equity Incentive Plan	3,860,845
333-194683	3/19/2014	SolarCity Corporation 2012 Equity Incentive Plan	3,640,376
333-192996	12/20/2013	Zep Solar, Inc. 2010 Equity Incentive Plan	303,151
333-187576	3/27/2013	SolarCity Corporation 2012 Equity Incentive Plan	2,996,530
333-185444	12/13/2012	SolarCity Corporation 2007 Stock Plan	14,522,491
333-185444	12/13/2012	SolarCity Corporation 2012 Equity Incentive Plan	8,950,632
333-185444	12/13/2012	SolarCity Corporation 2012 Employee Stock Purchase Plan	1,300,000

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 21st day of November, 2016.

SOLARCITY CORPORATION

By:	/s/ Lyndon Rive
Name: Lyndon Rive
Title: Chief Executive Officer